UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 25, 2014 (March 20, 2014)

BARFRESH FOOD GROUP INC.

(Exact name of registrant as specified in its charter)

Delaware	000-55131	27-1994406
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

90 Madison Street, Suite 701

Denver, CO 80206

(Address of principal executive offices)

Registrant’s telephone number, including area code: 303-329-3008

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02  Unregistered Sales of Equity Securities

On March 20, 2014 Barfresh Food Group Inc. (the “Company”) closed a private placement to accredited investors of 5,000,000 shares of its common stock (“Shares”) and warrants to purchase up to 2,500,000 Shares (“Warrants”) for aggregate gross proceeds to the Company of $2,500,000. The Warrants are exercisable for a term of three-years at a per Share price of $0.60. The Company believes that the issuance of the Shares and Warrants is exempt from registration pursuant to Rule 506(b) of Regulation D, promulgated under the Securities Act of 1933, as amended, on the basis that the offering is limited to accredited investors and involves no general solicitation or advertising. Of the $2,500,000, $500,000 of the Shares and Warrants were placed with Lazarus Investment Partners LLLP, a greater than 10% shareholder. The net proceeds of the offering will be used for general corporate and working capital purposes. The Company’s Press Release dated March 21, 2014 announcing the closing of the private placement is attached hereto as Exhibit 99.1.

Item 9.01  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Document

99.1	Press Release dated March 21, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Barfresh Food Group Inc. (Registrant)

Date: March 25, 2014	By:	/s/ Arnold Tinter
	Name:	Arnold Tinter
	Its:	Chief Financial Officer